Exhibit 10.1

ATMOS ENERGY CORPORATION
ACCOUNT BALANCE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AS AMENDED AND RESTATED
EFFECTIVE AS OF JANUARY 1, 2022

TABLE OF CONTENTS
Article

ARTICLE I Purpose and Effective Date
Section 1.1. Purpose
Section 1.2. Effective Date
ARTICLE II Definitions and Construction
Section 2.1. Definitions
Section 2.2. Construction
Section 2.3. Governing Law
ARTICLE III Eligibility and Participation
Section 3.1. Employees Eligible to Participate
ARTICLE IV Assets Used for Benefits
Section 4.1. Amounts Provided by the Employer
Section 4.2. Funding
ARTICLE V Supplemental Benefits
Section 5.1. Eligibility for Supplemental Benefit
Section 5.2. Amount of Supplemental Benefit
Section 5.3. Form of Payment of Supplemental Benefit
Section 5.4. Time of Payment of Supplemental Benefit
ARTICLE VI Administration
Section 6.1. Plan Administration
Section 6.2. Powers of Plan Administrator
Section 6.3. Annual Statements
ARTICLE VII Miscellaneous Provisions
Section 7.1. Amendment or Termination of the Plan
Section 7.2. No Guaranteed Rights
Section 7.3. Nonalienation of Benefits
Section 7.4. Liability
Section 7.5. Participation Agreement
Section 7.6. Successors to the Employer
Section 7.7. Tax Withholding
Section 7.8. Code Section 409A

Exhibit A Participation Agreement

ARTICLE I

Purpose and Effective Date

Section 1.1. Purpose: The purpose of the Atmos Energy Corporation Account Balance Supplemental Executive Retirement Plan (the “Plan”) is to provide a supplemental retirement income benefit to certain executive employees of Atmos Energy Corporation. The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees so as to be exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA, and will be so interpreted.
Section 1.2. Effective Date: The Plan was originally adopted effective as of August 5, 2009. The Plan was most recently amended and restated effective as of January 1, 2016 (the “Prior Plan”). By this instrument, the Plan is being amended and restated, effective as of January 1, 2022 to clarify the Annual Pay Credits attributable to Performance Awards for a Participant who ceases active participation in the Plan during a Plan Year, provide continued Annual Pay Credits for Participants who cease active participation in the Plan during a Plan Year due to death, Disability or a Change in Control, and clarify the duration of Annual Pay Credits for Management Committee members. The Plan as amended and restated will apply generally to any Participant in the Prior Plan who did not terminate employment before January 1, 2022, as well as any Eligible Employee who becomes a Participant in the Plan on or after January 1, 2022. Except as otherwise provided herein, any Eligible Employee who was a participant in the Prior Plan and who terminated employment before January 1, 2022, will be entitled to those benefits, if any, provided by the Prior Plan.

ARTICLE II
Definitions and Construction
Section 2.1. Definitions: The following words and phrases used in the Plan will have the respective meanings set forth below, unless the context in which they are used clearly indicates a contrary meaning:
(a) Account: The notional account described in, and maintained for each Participant pursuant to Section 5.2(a) of the Plan.
(b) Account Balance: The notional amount in a Participant’s Account pursuant to Section 5.2(d) of the Plan.
(c) Annual Pay Credit: The notional amounts credited to a Participant’s Account pursuant to Section 5.2(b) of the Plan.
(d) Beneficiary: The Participant’s designated Beneficiary. In the event that no Beneficiary has been effectively designated, the Participant’s surviving spouse will be deemed the designated Beneficiary, or if the Participant has no surviving spouse, his children, if any, per stirpes, will be deemed the designated Beneficiary, and if none, the estate of the Participant will be deemed the designated Beneficiary.
(e) Board of Directors: The Board of Directors of the Employer.
(f) Cause: The termination of employment by the Employer upon the happening of either (i) or (ii) as follows:
(i) The willful and continued failure by the Participant to substantially perform his duties with the Employer (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Employer that specifically identifies the manner in which the Employer believes that the Participant has not substantially performed his duties.
(ii) The Participant’s willful engagement in conduct that is demonstrably and materially injurious to the Employer, monetarily or otherwise.
For purposes of this Section, no act, or failure to act, on the Participant’s part will be deemed “willful” if done, or omitted to be done, by the Participant in good faith and with a reasonable belief that the action or omission was in the best interests of the Employer. Notwithstanding the foregoing, the Participant will not be deemed to have been terminated for Cause unless and until there will have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors of the Employer at a meeting of such Board of Directors called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors that the Participant was guilty of conduct set forth above in subparagraph (i) or (ii) and specifying the particulars thereof in detail.

(g) Change in Control:
(i) A “Change in Control” of the Employer occurs upon a change in the Employer’s ownership, its effective control or the ownership of a substantial portion of its assets, as follows:

(A) Change in Ownership. A change in ownership of the Employer occurs on the date that any “Person” (as defined in subparagraph (ii) below), other than (1) the Employer or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Employer or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the shareholders of the Employer in substantially the same proportions as their ownership of the Employer’s stock, acquires ownership of the Employer’s stock that, together with stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Employer’s stock. However, if any Person is considered to own already more than fifty percent (50%) of the total fair market value or total voting power of the Employer’s stock, the acquisition of additional stock by the same Person is not considered to be a Change of Control. In addition, if any Person has effective control of the Employer through ownership of thirty percent (30%) or more of the total voting power of the Employer’s stock, as discussed in subparagraph (i)(B) below, the acquisition of additional control of the Employer by the same Person is not considered to cause a Change in Control pursuant to this Section 2.1(g)(i)(A); or

(B) Change in Effective Control. Even though the Employer may not have undergone a change in ownership under Section 2.1(g)(i)(A) above, a change in the effective control of the Employer occurs on either of the following dates:

(1) the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person) ownership of the Employer’s stock possessing thirty percent (30%) or more of the total voting power of the Employer’s stock. However, if any Person owns thirty percent (30%) or more of the total voting power of the Employer’s stock, the acquisition of additional control of the Employer by the same Person is not considered to cause a Change in Control pursuant to this Section 2.1(g)(i)(B)(1); or

(2) the date during any twelve (12)-month period when a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director will not be considered to be endorsed by the Board if his initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C) Change in Ownership of Substantial Portion of Assets. A change in the ownership of a substantial portion of the Employer’s assets occurs on the date that a Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person) assets of the Employer, that have a total gross fair market value equal to at least forty percent (40%) of the total gross fair market value of all of the Employer’s assets immediately before such acquisition or acquisitions. However, there is no Change in Control when there is such a transfer to an entity that is controlled by the shareholders of the Employer immediately after the transfer, through a transfer to (1) a shareholder of the Employer (immediately before the asset transfer) in exchange for or with respect to the Employer’s stock; (2) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Employer; (3) a Person that owns directly or indirectly, at least fifty percent (50%) of the total value or voting power of the Employer’s outstanding stock; or (4) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the Employer’s outstanding stock.

(ii) For purposes of Section 2.1(g)(i) above and, in the case of Section 2.1(g)(ii)(B) below, and Exhibit A,

(A) “Person” has the meaning given in section 7701(a)(1) of the Code. Person will include more than one Person acting as a group as defined by the Final Treasury Regulations issued under section 409A of the Code.

(B) “Affiliate” has the meaning set forth in Rule 12b‑2 promulgated under section 12 of the Securities Exchange Act of 1934, as amended.

(iii) The provisions of this Section 2.1(g) will be interpreted in accordance with the requirements of the Final Treasury Regulations under Code section 409A, it being the intent of the parties that this Section 2.1(g) will be in compliance with the requirements of said Code section and said Regulations.

(h) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.
(i) Compensation: The total of all amounts paid to a Participant by an Employer for personal services as reported on the Participant's Federal Income Tax Withholding Statement (Form W-2) plus any amounts excluded from such reporting pursuant to Code sections 125, 401(k) and 132(f)(4), but excluding (A) expense reimbursements, (B) any contributions made under any plan of deferred compensation or any welfare benefit plan (other than amounts contributed pursuant to such sections

125 and 401(k)), (C) other special payments of any kind that are unrelated to the Participant's activities associated with or in lieu of his performance of services for the Employer, and (D) any bonus payments or awards which are not Performance Awards.
(j) Covered Employment: The total period of employment with the Employer, beginning on the date specified in the Participation Agreement, while a Participant in the Plan.
(k) Disability: A disability (i) as determined under The Atmos Energy Corporation Group Long-Term Disability Plan, as in effect from time to time, or (ii) a determination of total disability for purposes of eligibility for Social Security disability benefits, if such Group Long-Term Disability Plan is not then in existence. If a Participant’s Disability is based on his eligibility for Social Security disability benefits, such Participant will not be treated as having suffered a Disability unless he provides the Plan Administrator, or a committee which may be established pursuant to Section 6.1, with written proof, in a form and within the time determined by the Plan Administrator, or such committee, if applicable, to be satisfactory, that such Participant is receiving Social Security disability benefits.
(l) Disability Termination: A Separation from Service due to a Disability.
(m) Eligible Employee: An employee of the Employer who is either a (i) corporate officer of the Employer selected by the Board of Directors, in its discretion, to participate in the Plan, or (ii) the president of an operating division of the Employer or any other employee of the Employer selected by the Board of Directors in its discretion to participate in the Plan.
(n) Employer: Atmos Energy Corporation.
(o) ERISA: The Employee Retirement Income Security Act of 1974, as amended.
(p) Interest Credit(s): The interest amounts credited to a Participant’s Account pursuant to Section 5.2(c) of the Plan.
(q) Involuntary Employment Termination: The termination of a Participant’s participation in the Plan due to the involuntary termination of the Participant’s employment by the Employer, provided said termination constitutes a Separation from Service and such termination is for any reason other than Cause.
(r) Involuntary Participation Termination: The termination of a Participant’s participation in the Plan by the Employer for any reason other than Cause before the Participant’s Separation from Service with the Employer as provided for in Section 5.1 of the Plan.
(s) Participant: An Eligible Employee of the Employer who meets the requirements to participate in the Plan in accordance with the provisions of Article III hereof.
(t) Participation Agreement: The agreement between the Employer and a Participant described in Section 7.5 of the Plan, executed in the form attached hereto as Exhibit A, or in such other form as the Board of Directors, in its sole discretion, may establish from time to time.
(u) Performance Award: Any amount paid, or authorized to be paid, to a Participant while a Participant in the Plan pursuant to any annual performance bonus or incentive compensation plan adopted or established by the Employer, or, upon and after a Participant’s Involuntary Employment Termination, Involuntary Participation Termination, death, Disability Termination or Change in Control, any amount paid, or authorized to be paid, to a Participant as a performance related cash bonus in addition to his base cash compensation. Notwithstanding the foregoing, Performance Awards will not include any Employer stock award granted under the 1998 Long-Term Incentive Plan or other incentive plan, other than a stock award which is elected by a participant under an incentive plan to be received in lieu of cash.
(v) Plan: The Atmos Energy Corporation Account Balance Supplemental Executive Retirement Plan, as set forth herein and as amended from time to time.
(w) Plan Administrator: The Board of Directors.
(x) Plan Year: Each twelve (12) month period beginning on January 1 and ending on December 31.
(y) Retirement or Retire: Participant’s voluntary termination from employment with the Employer that constitutes a Separation from Service after he has completed at least three (3) years of Covered Employment and has attained age 55.

(z) Separation from Service: A Participant’s termination from employment with the Employer that constitutes a “separation from service” as defined in section 1.409A-1(h) of the Final Treasury Regulations under Code section 409A, or any successor provision thereto.

(aa) Supplemental Benefit: A Participant’s benefit provided under the Plan in accordance with Section 5.2.
(bb) Additional Terms. The expressions listed below are defined in the Sections noted below:
“Affiliate” Section 2.1(g)(ii)(B)
“Applicable Percent” Section 5.2(b)(i)(B)
“Management Committee” Section 5.2(b)(i)(A)
“Mid-Year Terminated Employee” Section 5.2(b)(ii)
“Ongoing Employee” Section 5.2(b)(i)
“Original Payment Date” Section 5.4(c)
“Person” Section 2.1(g)(ii)(A)
“Specified Employee” Section 5.4(c)
Section 2.2. Construction: The masculine gender, whenever appearing in the Plan, will be deemed to include the feminine gender; the singular may include the plural; and vice versa, unless the context clearly indicates to the contrary.
Section 2.3. Governing Law: The Plan will be construed in accordance with and governed by the laws of the State of Texas, except to the extent otherwise preempted by ERISA or any other Federal law.

ARTICLE III
Eligibility and Participation
Section 3.1. Employees Eligible to Participate: Each Eligible Employee who becomes a Participant will participate in the Plan, provided he enters into a Participation Agreement in accordance with Section 7.5. Any Participant who ceases being an Eligible Employee during his employment with the Employer will immediately cease active participation in the Plan and will no longer be a Participant, except as otherwise set forth herein.
ARTICLE IV
Assets Used for Benefits
Section 4.1. Amounts Provided by the Employer: Benefits payable under the Plan will constitute general obligations of the Employer in accordance with the terms of the Plan.
Section 4.2. Funding: Immediately upon a Change in Control, the Employer will contribute to a trust or other funding arrangement that is subject to the claims of the Employer’s general unsecured creditors an amount necessary to fund one hundred percent (100%) of the then‑value of the Account Balance for each Participant, regardless of whether any such Participant is then eligible to Retire or to receive a Supplemental Benefit. The Employer will review the funding status of such trust or other funding arrangement required to be established under this Section 4.2 on an annual basis and will make such contributions thereto as may be required to maintain the value of the assets thereof at no less than one hundred percent (100%) of the then-value of all such Account Balances.
ARTICLE V
Supplemental Benefits
Section 5.1. Eligibility for Supplemental Benefit:
(a) Upon Retirement or an Involuntary Employment Termination or Involuntary Participation Termination with Three (3) or More Years of Covered Employment that is not due to a Change in Control, Disability Termination or Death: A Participant who Retires or suffers an Involuntary Employment Termination or an Involuntary Participation Termination after such Participant has at least three (3) years of Covered Employment and none of such events are due to a Change in Control, Disability Termination or death will be entitled to receive a Supplemental Benefit equal to his or her Account Balance as of the date of such Retirement, Involuntary Employment Termination or Involuntary Participation Termination increased by any Annual Pay Credits pursuant to Section 5.2(b)(ii)(A) of the Plan and any Interest Credits Pursuant to Section 5.2(c) of the Plan. Payment of such Supplemental Benefit will be made at the time provided for in Section 5.4 of the Plan.

(b) Upon an Involuntary Employment Termination or Involuntary Participation Termination due to a Change in Control, Disability Termination or Death: A Participant who suffers an Involuntary Employment Termination or Involuntary Participation Termination regardless of the Participant’s years of Covered Employment that is due to a Change in Control, Disability Termination or death will be entitled to receive a Supplemental Benefit equal to his or her Account Balance as of the date of such Involuntary Employment Termination or Involuntary Participation Termination increased by any Annual Pay Credits pursuant to Section 5.2(b)(ii)(B) of the Plan and any Interest Credits Pursuant to Section 5.2(c) of the Plan. Payment of such Supplemental Benefit will be made at the time provided for in Section 5.4 of the Plan.

(c) Upon Voluntary Termination, Termination For Cause or Involuntary Participation Termination with Less Than Three (3) Years of Covered Employment or that is not due to a Change in Control, Disability Termination or Death: A Participant who (i) voluntarily resigns from employment with the Employer before being eligible for Retirement, (ii) is terminated from employment with the Employer for Cause or (iii) suffers an Involuntary Participation Termination before such Participant has at least three (3) years of Covered Employment or is not due to a Change in Control, Disability Termination or death will not be entitled to receive a Supplemental Benefit.

Section 5.2. Amount of Supplemental Benefit: A Participant’s Supplemental Benefit will be equal to his Account Balance determined as follows:
(a) Establishment of Account: An Account will be established and maintained for each Participant. A Participant’s Account will be credited with Annual Pay Credits in accordance with Section 5.2(b) of the Plan and Interest Credits in accordance with Section 5.2(c) of the Plan.

(b) Annual Pay Credits: An Annual Pay Credit will be credited to the Account of each Participant during the Plan Year, as follows:

(i) Ongoing Participants. An Annual Pay Credit will be credited to the Account of each Participant who is employed by the Employer and actively participating in the Plan on the last day of the Plan Year (an “Ongoing Participant”), equal to (A) and/or (B) below, as applicable:

(A) Non-Management Committee Members. The Annual Pay Credit for an Ongoing Participant who is not a member of the Company’s Management Committee (“Management Committee”) will be ten percent

(10%) of the Participant’s Compensation and Performance Award for such Plan Year.

(B) Management Committee Members. The Annual Pay Credit for an Ongoing Participant who becomes a member of the Management Committee on or after January 1, 2016, for each Plan Year during which such Participant is a member of the Management Committee, will equal such percentage of the Participant’s Compensation and Performance Award for such Plan Year as determined by the Board of Directors (the “Applicable Percent”) before the beginning of such Plan Year; provided; however, that such Annual Pay Credits will cease during the Plan Year following the Plan Year in which the Participant reaches age sixty-two (62).

The Annual Pay Credit for an Ongoing Participant will be made as of the last day of the Plan Year.

(ii) Participants who Terminate Participation Mid-Year. An Annual Pay Credit will be credited to the Account of each Participant who terminates participation in the Plan during the Plan Year for one of the reasons specified below (i.e., who has not voluntary resigned from employment with the Employer before being eligible for Retirement, has not been terminated from employment with the Employer for Cause or has not suffered an Involuntary Participation Termination before such Participant has at least three (3) years of Covered Employment or is not due to a Change in Control) (a “Mid-Year Terminated Participant”) equal to (A) or (B) below, as applicable:

(A) Retirement or Involuntary Employment Termination or Involuntary Participation Termination with Three (3) or More Years of Covered Employment not due to a Change in Control, Disability Termination or Death. In the case of a Mid-Year Terminated Participant who terminates participation in the Plan during a Plan Year due to Retirement or an Involuntary Employment Termination or an Involuntary Participation Termination after such Participant has three (3) or more years of Covered Employment and none of such events are due to a Change in Control, Disability Termination or death, the following amounts will be credited to the Participant’s Account:

(1) Non-Management Committee Members. For each Mid-Year Terminated Participant who is a not a Management Committee Member as of the day of the Participant’s termination of participation in the Plan, an Annual Pay Credit will be credited to the Participant’s Account as of the date of such termination of participation equal to ten percent (10%) of the Participant’s Compensation for the Plan Year before such termination and ten percent (10%) of the Participant’s target Performance Award.

(2) Management Committee Members. For each Mid-Year Terminated Participant who is a Management Committee Member as of the day of the Participant’s termination of participation in the Plan, an Annual Pay Credit will be credited to the Participant’s Account as of the date of such termination of participation equal to the Applicable Percent of the Participant’s Compensation for the Plan Year

before such termination and the Applicable Percent of the Participant’s pro rata target Performance Award for such Plan Year.

For purposes of this Section 5.2(b)(ii)(A), the pro rata portion of the Participant’s target Performance Award will equal the full target Performance Award for the fiscal year of the Employer ending in the Plan Year in which the Participant terminated participation in the Plan multiplied by a fraction the numerator of which is the number of months the Plan Year in which the Participant actively participated in the Plan and the denominator of which is twelve (12).

(B) Involuntary Employment Termination or Involuntary Participation Termination due to a Change in Control, Disability Termination or Death. In the case of a Mid-Year Terminated Participant who incurs an Involuntary Employment Termination or Involuntary Participation Termination regardless of the Participant’s number of years of Covered Employment during a Plan Year that is due to a Change in Control, Disability Termination or Death, the following amounts will be credited to the Participant’s Account:

(1) Non-Management Committee Members. For a Mid-Year Terminated Participant who is not a Management Committee Member, the sum of the following amounts:

(a) With respect to each Plan Year before the Participant attains age fifty-five (55), an Annual Pay Credit will be credited to the Account of the Participant equal to ten percent (10%) of the Participant’s Compensation in effect for the Plan Year in which he or she terminated participation in the Plan and ten percent (10%) of the Participant’s target Performance Award for the fiscal year of the Employer ending in the Plan Year in which the Participant terminated participation in the Plan.

(b) With respect to the Plan Year in which the Participant will attain age fifty-five (55), an Annual Pay Credit will be credited to the Account of the Participant equal to ten percent (10%) of the Participant’s Compensation as in effect for the Plan Year in which the Participant terminated participation in the Plan for the portion of the Plan Year before he or she will attain age fifty-five (55) and ten percent (10%) of the pro rata portion of the Participant’s target Performance Award.

(2) Management Committee Members. For a Mid-Year Terminated Participant who is a Management Committee Member, the sum of the following amounts:

(a) With respect to each Plan Year before the Participant attains age sixty-two (62), an Annual Pay Credit will be credited to the Account of the Participant equal to the Applicable Percentage of the Participant’s Compensation in effect for the Plan

Year in which he or she terminated participation in the Plan and the Applicable Percent of the Participant’s target Performance Award for the fiscal year of the Employer ending in the Plan Year in which the Participant terminated participation in the Plan.

(b) With respect to the Plan Year in which the Participant will attain age sixty-two (62), an Annual Pay Credit will be credited to the Account of the Participant equal to the Applicable Percent of the Participant’s Compensation in effect for the Plan Year in which the Participant terminated participation in the Plan for the portion of the Plan Year before he or she will attain age sixty-two (62) and the Applicable Percent of the pro rata portion of the Participant’s target Performance Award.

For purposes of this Section 5.2(b)(ii)(B), the pro rata portion of the Participant’s target Performance Award will equal the full target Performance Award for the fiscal year of the Employer ending in the Plan Year in which the Participant terminated participation in the Plan multiplied by a fraction the numerator of which is the number of months in the Plan Year before the Participant attains age fifty-five (55) or sixty-two (62), as applicable, and the denominator of which is twelve (12)).

The Annual Pay Credits provided by this Section 5.2(b)(ii)(B) will be determined for all Plan Years for which they are due and made as of the date the Participant terminated participation in the Plan.

(c) Interest Credits:

(i) Timing of Interest Credits: Interest Credits based on the Participant’s Account Balance as of the first day of each Plan Year will be added to each Participant’s Account as of the last day of the Plan Year, before the crediting of any Annual Pay Credit for such Plan Year. Interest Credits will be added to a Participant’s Account for each Plan Year in which such Participant’s Account has an Account Balance. However, for any Plan Year in which a Plan distribution is made to a Participant, interest will be credited on the Participant’s Account Balance as of the first day of the Plan Year for the period from the first day of such Plan Year to the date of such Participant’s Separation from Service.

(ii) Rate of Interest Credits: The rate of interest used to determine the Interest Credit will be the same rate utilized for “interest credits” under the Employer’s Pension Account Plan; currently that rate is the thirty (30) -year Treasury securities rate in effect for the November preceding the first day of the Plan Year (as published by the Commissioner of Internal Revenue) subject to a minimum interest rate of four and sixty-nine one hundredths of one percent (4.69%) and a maximum interest rate of seven percent (7%) for any twelve (12)-month Plan Year.

(d) Account Balance: A Participant’s Account Balance will be equal to the sum of the Annual Pay Credits and the Interest Credits.

Section 5.3. Form of Payment of Supplemental Benefit: Each Participant will be paid his Supplemental Benefit in a lump sum payment equal to his Account Balance at the time of payment.
Section 5.4. Time of Payment of Supplemental Benefit:
(a) Upon Retirement: Except as otherwise provided in Section 5.4(c) below, the Supplemental Benefit of a Participant who Retires at any time will be paid as soon as administratively possible, but in no event later than ninety (90) days following such Participant’s date of Retirement.

(b) Upon Involuntary Employment Termination, Involuntary Participation Termination, Disability Termination or Death: The Supplemental Benefit of a Participant who suffers an Involuntary Employment Termination, an Involuntary Participation Termination pursuant to Section 5.1(c) of the Plan, or a Disability Termination will, except as otherwise provided in Section 5.4(c) of the Plan, be paid as soon as administratively possible following such Participant’s Separation from Service, but in no event later than ninety (90) days following the date on which such Participant incurs a Separation from Service with the Employer. The Supplemental Benefit of a Participant who dies will be paid to such Participant’s Beneficiary as soon as administratively possible, but in no event later than ninety (90) days following the date on which such Participant dies.

(c) Six Months Delay in Payment: Notwithstanding the foregoing provisions of this Section 5.4 and Section 7.1(b), if a Participant who is entitled to payments under said applicable Section is a “specified employee,” as defined in § 1.409A-1(i) of the Final Regulations under Code section 409A, and the Supplemental Benefit would otherwise be paid to the Participant (the “Original Payment Date”) before a date which is at least six (6) months following the date of the Participant’s Separation from Service, the Supplemental Benefit will be paid on the date which is six (6) months following the date of the Participant’s Separation from Service (or, if earlier, the date of death of the Participant, in which case payment will be made to such Participant’s Beneficiary as soon as administratively possible, but in no event date later than ninety (90) days following the date on which such Participant dies), provided the six (6) months delay requirements of Code section 409A otherwise apply to the payments under said applicable Section. The lump sum payments which are delayed as provided in this Section 5.4(c) will accrue interest for the period from the Original Payment Date until the date such payment is actually made. Said interest will be based upon the rate of interest used to determine the Interest Credits pursuant to Section 5.2 (c)(ii) as in effect for the Plan Year in which occurs the date of such Participant’s Separation from Service.

ARTICLE VI
Administration
Section 6.1. Plan Administration: The Plan will be administered by the Board of Directors. The Board of Directors may, in its sole discretion, establish a committee to carry out the day-to-day administration of the Plan and may delegate any portion of its authority and responsibilities as Plan Administrator to such committee.
Section 6.2. Powers of Plan Administrator: The Plan Administrator will have the discretionary power and authority to interpret and administer the Plan according to its terms, including the power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors in the administration and application of the Plan. The Plan Administrator will have such additional powers as may be necessary to discharge its duties and responsibilities hereunder.
Section 6.3. Annual Statements: As soon as practicable after the end of each Plan Year, the Employer will deliver to each Participant a statement containing the Participant’s Account Balance as of the end of such Plan Year, and the aggregate current value of the assets, if any, held in a trust or other funding arrangement for any Participant for whom assets are required to be held in trust.
ARTICLE VII
Miscellaneous Provisions
Section 7.1. Amendment or Termination of the Plan:
(a) In General: Subject to the remaining provisions of this Section 7.1, the Board of Directors may by resolution, in its absolute discretion, from time to time, amend, suspend, or terminate any or all of the provisions of the Plan; provided, however, that no amendment, suspension, or termination may apply so as to decrease the payment to any Participant or Beneficiary of any benefit under the Plan that he accrued before the effective date of such amendment, suspension, or termination, nor will such amendment, suspension, or termination change the time and form of payment to be made under the provisions of the Plan as in effect before such amendment, suspension, or termination, except as otherwise permitted or required under Code section 409A and the Treasury regulations issued thereunder.

(b) Termination of the Plan: If the Board of Directors terminates all or any portion of the Plan and such termination adversely affects a Participant’s

Supplemental Benefit, such Participant will be entitled to receive a Supplemental Benefit, whether or not such Participant has at least three (3) years of Covered Employment, whether or not such Participant’s Separation from Service is involuntary (other than a Separation from Service for Cause) or voluntary and, if voluntary, whether or not such Participant has attained age fifty-five (55). The Supplemental Benefit payable to a Participant upon termination of the Plan will be a lump sum payment equal to the Account Balance determined at the time of payment as provided in this Section 7.1(b). Except as otherwise provided in Section 5.4(c), the Supplemental Benefit determined under this Section 7.1(b) will be paid as soon as administratively possible following a Participant’s Separation from Service, but in no event later than ninety (90) days following the date on which such Participant incurs a Separation from Service.

(c) Amendments to Comply with Internal Revenue Code Section 409A: Notwithstanding any of the foregoing provisions of this Section 7.1 or any of the terms and conditions of the Participation Agreement to the contrary, the Board of Directors reserves the right, in its sole discretion, to amend the Plan and/or any Participation Agreement in any manner it deems necessary or desirable in order to comply with or otherwise address issues resulting from Code section 409A.

Section 7.2. No Guaranteed Rights: Nothing contained in the Plan will be construed as a contract of employment between the Employer and any employee, as a right of any employee to be continued either in the employment of the Employer or as a Participant in the Plan, or as a limitation of the right of the Employer either to discharge any of its employees, with or without Cause, or to terminate any Participant’s participation in the Plan.
Section 7.3. Nonalienation of Benefits: To the extent permitted by law, benefits payable under the Plan will not, without the Plan Administrator’s consent, be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any unauthorized attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder will be void. No part of the assets of the Employer will be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any Participant or Beneficiary or any person claiming under or through the foregoing to attach his interest under the Plan.
Section 7.4. Liability: No director, officer, or employee of the Employer will be liable for any act or action, whether of commission or omission, taken by any other director, officer, employee, or agent of the Employer under the terms of the Plan or, except in circumstances involving his bad faith, for anything done or omitted to be done by him under the terms of the Plan.
Section 7.5. Participation Agreement: Each Participant will enter into a Participation Agreement as a condition to his participation in the Plan. In the event of a conflict between the Plan and the Participation Agreement, the Plan will control.
Section 7.6. Successors to the Employer: Any successor to the Employer hereunder, which successor continues or acquires any of the business of the Employer, will be bound by the terms of the Plan in the same manner and to the same extent as the Employer.
Section 7.7. Tax Withholding: The Employer will have the right to deduct from all amounts paid in cash or other form under the Plan any Federal, state, local or other taxes required by law to be withheld.
Section 7.8. Code Section 409A: The Plan will be interpreted in accordance with the requirements of the Final Treasury Regulations under section 409A of Code, it being the intent of the parties that the Plan will be in compliance with the requirements of said Code section and said Regulations.
IN WITNESS WHEREOF, and as conclusive evidence of its adoption of this Account Balance Supplemental Executive Retirement Plan, the Employer has caused the Amended and Restated Plan to be duly executed on this ________ day of _________, 2021, to be effective as of the date set forth in Section 1.2 above.
ATMOS ENERGY CORPORATION

By: /s/ KEVIN AKERS
Kevin Akers
President and Chief Executive Officer

EXHIBIT A
PARTICIPATION AGREEMENT
THIS PARTICIPATION AGREEMENT (“Agreement”) is entered into as of the ____day of _________, 20___ by and between ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the “Employer”), and __________________________ (“Participant”).
W I T N E S S E T H:
WHEREAS, the Employer has adopted the Atmos Energy Corporation Account Balance Supplemental Executive Retirement Plan (the “Plan”), pursuant to which certain executive or management employees of the Employer may receive supplemental benefits; and
WHEREAS, in accordance with Section 7.5 of the Plan, the Employer and Participant have agreed to execute and enter into this Agreement;
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Agreement. The Employer hereby agrees to provide to Participant the benefits described in the Plan, pursuant to the terms and conditions set forth in the Plan, a copy of which has been provided to Participant and is incorporated by reference into this Agreement. Participant acknowledges he or she has received a copy of the Plan. In the event of a conflict between the Plan and the Participation Agreement, the Plan will control.

2. Calculation of Supplemental Benefit. For purposes of all applicable provisions of the Plan, Covered Employment for the Participant commenced ___________.

3. Delay in Payment of Supplemental Benefit For Certain Participants. If a Participant’s Supplemental Benefit is payable on or before a date which is at least six (6) months following the date of Participant’s Separation from Service, the Supplemental Benefit will be paid to such Participant as provided for in the Plan on the date which is six (6) months following the date of Participant’s Separation from Service, provided such six (6) month delay is required by Code section 409A.

4. Confidential Information.

(a) Participant will not disclose or use at any time, either during employment or thereafter, any Confidential Information (as defined below) of which Participant is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Participant’s performance in good faith of duties assigned to Participant by the Employer. Participant will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Participant will deliver to the Employer at the termination of employment or at any time the Employer may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof, including electronic copies) relating to the

Confidential Information, work product or the business of the Employer or any of its Affiliates which he may then possess or have under his control.

(b) As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Employer in connection with its business, including but not limited to (i) information, observations and data obtained by Participant while employed by the Employer and its predecessors (including information, observations and data obtained before the date of this Agreement), concerning the business or affairs of the Employer, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists (including names of contact persons, purchasing patterns or preferences, past purchase and sale history and other information), (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, (xv) business strategies, acquisition plans and candidates, financial or other performance data and personnel lists and data, and (xvi) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public, or has become otherwise generally known by the public (in each case, through no fault of Participant) before the date Participant proposes to disclose or use such information. Participant will not disclose Confidential Information unless it is required to be disclosed by law, regulation or an order of a court or other governmental entity. In the event that an action is initiated pursuant to which Participant may become legally compelled to disclose all or any portion of the Confidential Information, he will provide the Employer with prompt notice thereof, so that the Employer may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Participant will furnish only that portion of the Confidential Information which is legally required and will exercise his best efforts to obtain reliable assurances that confidential treatment will be afforded such portion of the Confidential Information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

5. No Guarantee of Employment or Participation. Nothing contained in this Agreement or the Plan will be construed as a contract of employment between the Employer and Participant, or as a right of Participant to be continued either in the employment of the Employer or as a Participant in the Plan, or as a limitation of the right of the Employer either to discharge Participant with or without cause or to terminate the Participant’s participation in the Plan.
6. Capitalized Terms. Each capitalized term used in this Agreement that is not otherwise defined herein will have the same meaning attributed to it in the Plan.
7. Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Texas to the extent not otherwise preempted by ERISA.

8. Code Section 409A: The Plan is intended to comply with Code section 409A and the Plan will be interpreted in a manner intended to comply with Code section 409A.
IN WITNESS WHEREOF, the parties hereto have executed this Participation Agreement as of the date first written above.
PARTICIPANT: ATMOS ENERGY CORPORATION:

By: